UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2022

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 11, 2022, Faraday Future Intelligent Electric Inc. (the “Company”) entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd., an affiliate of Yorkville Advisors Global, LP (“Yorkville”). Pursuant to the SEPA, the Company shall have the right (subject to certain conditions), but not the obligation, to sell to Yorkville up to $200,000,000 of its shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), subject, at the option of the Company, to increase in one or more installments (each such installment, a “Commitment Increase”) up to a total amount of $350,000,000 (the $200,000,000 plus any Commitment Increases, the “Commitment Amount”), at the Company’s request any time during the commitment period commencing on November 11, 2022 and terminating on the earlier of (i) the first day of the month following the 36-month anniversary of the SEPA and (ii) the date on which Yorkville shall have made payment of any advances pursuant to the SEPA (each, an “Advance”) for shares of the Class A Common Stock equal to the Commitment Amount (as increased by any Commitment Increases). Each Advance the Company requests under the SEPA (notice of such request, an “Advance Notice”) may be for a number of shares of Class A Common Stock equal to up to 9.99% of the total number of shares of Class A Common Stock outstanding as of the date of the Advance Notice (less any such shares held by Yorkville and its affiliates as of such date); however, the final number of shares of Class A Common Stock sold pursuant to each Advance Notice shall not exceed the greater of (1) one-third of the total trading volume of the Class A Common Stock on the Nasdaq Stock Market as reported by Bloomberg L.P. during such Pricing Period (as defined below), or (2) the number of shares of Class A Common Stock sold by Yorkville during such Pricing Period, but not to exceed the amount requested in the Advance Notice. The shares would be purchased at 97% of the average daily volume weighted average price of the Class A Common Stock on the Nasdaq Stock Market as reported by Bloomberg L.P. (“VWAP”) for the three trading days commencing on the Advance Notice date (the “Pricing Period”). When providing an Advance Notice, the Company may indicate on such Advance Notice a minimum acceptable price (“MAP”). If a MAP is indicated on an Advance Notice, then each trading day during the Pricing Period for such Advance Notice for which the VWAP of the Class A Common Stock is below the MAP or for which there is no VWAP (each such day, an “Excluded Day”), shall result in an automatic reduction to the amount of the Advance set forth in such Advance Notice by one-third, and each Excluded Day shall be excluded from the Pricing Period for purposes of determining the price at which Yorkville shall purchase the shares. Additionally, the total number of shares of Class A Common Stock in respect of such Advance (after the foregoing reductions, if any) shall be automatically increased by such number of shares of Class A Common Stock (the “Additional Shares”) equal to the number of shares of Class A Common Stock sold by Yorkville on such Excluded Day, if any, and the price paid per share for each Additional Share shall be equal to the MAP in effect with respect to such Advance Notice multiplied by 97%, provided that this increase shall not cause the total Advance to exceed the amount set forth in the original Advance Notice.

Any purchase under an Advance would be subject to certain limitations, including that Yorkville shall not purchase or acquire any shares that would result in it and its affiliates beneficially owning more than 9.99% of the then outstanding voting power or number of shares of Class A Common Stock or any shares that, aggregated with shares issued under all other earlier Advances, would exceed 19.99% of all shares of Class A Common Stock and Class B common stock of the Company, par value $0.0001 per share, outstanding on the date of the SEPA, unless Company shareholder approval was obtained allowing for issuances in excess of such amount (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including to any Advance under the SEPA where the average price of all shares of Class A Common Stock issued and sold under the SEPA, or to be issued under Advances to the date of and including such Advance, equals or exceeds $0.62 per share.

In connection with the execution of the SEPA, the Company agreed to pay a structuring fee (in cash) to YA Global II SPV, LLC, a subsidiary of Yorkville, in the amount of $10,000. Additionally, in connection with the execution of the SEPA, the Company agreed to issue to Yorkville 789,016 shares of Class A Common Stock as a commitment fee, and if the Company exercises a Commitment Increase, the Company will issue to Yorkville additional shares of Class A Common Stock as a commitment fee in an amount determined by dividing (a) 0.25% of the amount of such Commitment Increase, by (b) the average of the daily VWAP for the five trading days prior to the date the Company delivers notice of the Commitment Increase (the 789,016 shares plus any additional shares, the “Commitment Shares”). Such additional Commitment Shares must be issued within five days of the date the Company delivers notice of the Commitment Increase.

In connection with the execution of the SEPA, the Company agreed to use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement, or multiple registration statements, for the resale under the Securities Act of 1933, as amended (the “Securities Act”), by Yorkville of the shares of Class A Common Stock issued under the SEPA (including the Commitment Shares and shares of Class A Common Stock issued pursuant to an Advance). The Company in its sole discretion may choose when to file such registration statement, but the Company shall not have the ability to request any Advances until such registration statement is declared effective by the SEC.

The foregoing description of the SEPA does not purport to be complete and is qualified in its entirety by reference to the complete text of the SEPA, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Class A Common Stock, nor shall there be any sale of shares of Class A Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference. The offer, sale and issuance of the Commitment Shares and other shares of Class A Common Stock to Yorkville under the SEPA are being made in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act.

Item 7.01. Regulation FD Disclosure.

On November 14, 2022, the Company issued a press release announcing its entering into the SEPA. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
10.1	Standby Equity Purchase Agreement, dated as of November 11, 2022, by and between YA II PN, Ltd. and Faraday Future Intelligent Electric Inc.
99.1	Press Release issued by Faraday Future Intelligent Electric Inc., dated November 14, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Faraday Future Intelligent Electric Inc.

Date: November 14, 2022	By:	/s/ Yun Han
	Name:	Yun Han
	Title:	Interim Chief Financial Officer

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